Exhibit 3.1
DOLLAR TREE, INC.

AMENDED AND RESTATED BY-LAWS
(Effective January 30, 2023)
ARTICLE I.

OFFICES
The principal office of the Corporation shall be in the City of Chesapeake, Commonwealth of Virginia.
ARTICLE II.

STOCKHOLDERS
1.    PLACE OF MEETING: Meetings of stockholders may be held at such place, if any, either within or without the Commonwealth of Virginia, as shall be approved by the Board of Directors and designated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that meetings of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with the Virginia Stock Corporation Act.
2.    ANNUAL MEETING: The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as the Board of Directors in its discretion determines.
3.    SPECIAL MEETINGS:
(a)    Right to Call Special Meeting. Except as otherwise required by law, special meetings of the stockholders of the Corporation for any purpose or purposes: (i) may be called at any time by or at the direction of the Board of Directors acting pursuant to a resolution adopted by a majority of the entire Board of Directors, or by the chairman or vice chairman of the Board of Directors or the chief executive officer of the Corporation; and (ii) shall be called by the chairman of the Board or the secretary of the Corporation upon the written request of one or more stockholders that own, or who are acting on behalf of persons who own, shares representing fifteen percent (15%) or more of the voting power of the then outstanding shares of Common Stock entitled to vote on the matter or matters to be brought before the proposed special meeting (a “Stockholder Requested Special Meeting”), which written request shall state the purpose or purposes for which the special meeting is to be called. Such written request shall be delivered to the chairman of the Board of Directors or to the secretary of the Corporation at the principal executive offices of the Corporation by registered mail. Except as provided for in this paragraph or in the terms of any series of Preferred Stock, special meetings of the stockholders of the Corporation may not be called by any other person or persons.

(b)    Purpose of Special Meeting; Nomination of Directors. Any business that could be considered at an annual meeting of the stockholders may be considered at a special meeting of the stockholders, including the election and/or removal of any director or directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record of the Corporation who is a stockholder of record at the time such stockholder’s notice of nomination is delivered to the secretary of the Corporation as provided for in this Article II, Section 3, who shall be entitled to vote at the meeting and who delivers a written notice to the secretary of the Corporation setting forth the information, representations, agreements and consents required in connection with nominations for annual meetings pursuant to Article III, Section 3. In the event a special meeting is called for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in the election of directors may nominate a person or persons (as the case may be) for election to such position(s) if the stockholder’s notice required by the preceding sentence shall be received by the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders.
(c)    Record Date; Date and Notice of Special Meeting. A special meeting requested by stockholders shall be held at such date, time and place as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the date on which the special meeting request is delivered to the chairman of the Board of Directors or to the secretary of the Corporation. The Board of Directors shall specify the record date for the determination of stockholders entitled to vote at the special meeting; provided, however, that the record date shall not be more than seventy (70) days prior to the date of the special meeting.  Following receipt of a special meeting request, it shall be the duty of the secretary of the Corporation to cause notice to be given to the stockholders entitled to vote at such meeting, within the time periods and in the manner set forth in Article II, Section 4 hereof.  In the case of a Stockholder Requested Special Meeting pursuant to this Article II, Section 3 for which the secretary of the Corporation has refused to give notice, the stockholders entitled to call such meeting may provide the notice.  All business transacted at any special meeting shall be confined to the purpose or purposes stated in the Corporation’s notice of special meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting pursuant to the Corporation’s notice of meeting.
(d)    Adjournment or Postponement; Quorum. Notwithstanding the provisions of Article II, Section 8, if a quorum is not present at any Stockholder Requested Special Meeting, the chairman of the Board of Directors, the Board of Directors and the Corporation shall have no obligation to postpone or adjourn such Stockholder Requested Special Meeting and may cancel such Stockholder Requested Special Meeting, and each of the same shall be deemed to have fulfilled their respective obligations under this Article II, Section 3 with respect to such Stockholder Requested Special Meeting.
4.    NOTICES: Written notice by mail shall be given in accordance with Article VIII, Section 1, stating the place, if any, date and hour of a meeting of stockholders, the means of remote communication, if any, by which stockholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, to each stockholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the chief executive officer, the secretary, or the officer or persons calling the meeting. The notice shall be deemed to be given when it is deposited with postage prepaid in the United States mail addressed to the stockholder at the address as it appears on the stock transfer books of the Corporation.

Notice of a meeting to act on an amendment of the Articles of Incorporation, a plan of merger, consolidation or share exchange, a proposed sale of all, or substantially all, of the Corporation’s assets, otherwise than in the usual and regular course of business, or the dissolution of the Corporation shall be given in the manner provided above not less than twenty-five (25) nor more than sixty (60) days before the date of the meeting. Such notice shall be accompanied, as appropriate, by a copy of the proposed amendment, plan of merger, consolidation, or exchange, or sale agreement.
Notwithstanding the foregoing, a written waiver of notice signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A stockholder who attends a meeting shall be deemed to have waived objection to lack of notice or defective notice of the meeting, unless at the beginning of the meeting he objects to holding the meeting or transacting business at the meeting.
5.    ORGANIZATION AND ORDER OF BUSINESS:
(a)    At all meetings of the stockholders, the chairman of the Board of Directors, or in the absence of or at the election of the chairman of the Board, the vice chairman of the Board, or in the absence of or at the election of the vice chairman of the Board, the lead independent director, or in the absence of such directors, another independent director elected by the directors present at such meeting, shall act as chairman of the meeting. In the absence of all of the foregoing directors (or, if present, with their consent), a majority of the shares entitled to vote at such meeting may appoint any person to act as chairman of the meeting. The secretary of the Corporation or, in the secretary’s absence, an assistant secretary, shall act as secretary at all meetings of the stockholders. In the event that neither the secretary nor any assistant secretary is present, the chairman may appoint any person to act as secretary of the meeting.
(b)    The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the determination of the order of business, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.
(c)    At each annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Business may only be properly brought before the meeting (1) by or at the direction of the Board of Directors or (2) by a stockholder of record of the Corporation who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Article II, Section 5. Notwithstanding the foregoing, this Article II, Section 5 does not apply to the procedures for the nomination and election of directors, which are exclusively governed by Article III, Section 3 hereof.

(d)    For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof to the secretary of the Corporation containing the information set forth in this Article II, Section 5. To be timely, a stockholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation:
(1)    not less than ninety (90) days nor more than one hundred twenty (120) days before the first anniversary of the date of the Corporation’s last annual meeting of stockholders; or
(2)    if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, not later than the close of business on the later of the ninetieth (90th) day prior to the date of the applicable annual meeting and the tenth (10th) day following the day on which public announcement is first made of the date of the applicable annual meeting.
In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(e)    Each such stockholder’s notice shall set forth:
(1)    as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting;
(2)    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:
(A)    the name and address, as they appear on the Corporation’s stock transfer books, of such stockholder;
(B)    the name and address of such beneficial owner, if any;
(C)    a representation that such stockholder is a stockholder of record and intends to appear in person at such meeting to bring the business before the meeting specified in the notice;
(D)    the class and number of shares of stock of the Corporation beneficially owned, directly or indirectly, by the stockholder and by such beneficial owner, if any;

(E)    any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by the stockholder or the beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;
(F)    any proxy, contract, arrangement, understanding, or relationship pursuant to which the stockholder has a right to vote any shares of any security of the Corporation;
(G)    any short interest in any security of the Corporation (for purposes of this Article II, Section 5, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);
(H)    any rights to dividends on the shares of the Corporation owned beneficially by the stockholder or the beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation;
(I)    any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the stockholder or the beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;
(J)    any performance-related fees (other than an asset-based fee) that the stockholder or the beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice;
(3)    a description of all agreements, arrangements and understandings between the stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the stockholder;
(4)    any other information relating to the stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and
(5)    any material interest of the stockholder or the beneficial owner, if any, in such business.

(f)    In addition, to be timely, the stockholder notice shall be supplemented or updated if necessary by the stockholder and beneficial owner, if any, so that the information shall be true and correct as of the record date of the applicable meeting and as of the date that is ten (10) business days prior to the meeting, including any adjournment thereof, and such supplement or update shall be delivered to the secretary of the Corporation not later than two (2) business days after each respective date. For the avoidance of doubt, the obligation to update and supplement as set forth in this Article II, Section 5(f) or any other Section of these By-Laws shall not be deemed to extend any applicable deadlines under these By-Laws, cure deficiencies in any notice of proposed business or permit a change in the business proposed to be considered at a meeting of stockholders.
(g)    The secretary of the Corporation shall deliver each properly delivered stockholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.
(h)    Notwithstanding anything in these By-Laws to the contrary, with the exception of Article III, Section 3 hereof which shall govern nominations, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Article II, Section 5. The chairman of a meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Article II, Section 5, declare such determination to the meeting and the business not properly brought before the meeting shall not be transacted.
(i)    Subject to Rule 14a-8 under the Exchange Act, nothing in these By-Laws shall be construed to grant any stockholder the right to include or have disseminated or described in the Corporation’s proxy statement any such proposals. Nothing in these By-Laws or in this Article II, Section 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any rights of the holders of any series of Preferred Stock if and to the extent provided for under law, the Articles of Incorporation or these By-Laws.
6.    VOTING: A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No stockholder may authorize more than four (4) persons to act for him, and any proxy shall be delivered to the secretary of the meeting at or prior to the time designated by the chairman or in the order of business for so delivering such proxies. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. Each holder of record of stock of any class shall, as to all matters in respect of which stock of such class has voting power, be entitled to such vote as is provided in the Articles of Incorporation for each share of stock of such class standing in his name on the books of the Corporation. Unless required by statute or determined by the chairman to be advisable, the vote on any questions need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting or by such stockholder’s proxy, if there be such proxy.
7.    INSPECTORS OF ELECTION: At every meeting of the stockholders for election of directors, the proxies shall be received and taken in charge, all ballots and votes cast at the meeting shall be received and counted, and all questions touching the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by one or more inspectors. Each inspector shall be appointed by the chairman of the meeting, shall be sworn faithfully to perform his or her duties and shall certify in writing to the returns. No candidate for election as director shall be appointed or act as inspector.

8.    QUORUM: At all meetings of the stockholders, unless a greater number of voting by classes is required by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Treasury shares and shares held by a corporation of which the Corporation owns a majority of the shares entitled to vote for the directors thereof shall not be entitled to vote or to be counted in determining the total number of outstanding shares entitled to vote. Less than a quorum may adjourn. If a meeting is adjourned for lack of a quorum, any matter which might have properly come before the original meeting may come before the adjourned meeting when reconvened.
9.    POSTPONEMENTS; ADJOURNMENTS; CANCELLATIONS: The postponement or adjournment of any meeting of the stockholders shall be held on such date and at such time as the Board of Directors in its discretion determines. The Board of Directors shall also have the power to cancel any special meeting of the stockholders that was called by the Board of Directors, the chairman of the Board, the vice chairman of the Board or the chief executive officer of the Corporation, in each case, pursuant to Article II, Section 3(a)(i).
10.    REMOTE COMMUNICATION: If authorized by the Board of Directors in its sole discretion, and subject to any guidelines and procedures as the Board of Directors may adopt, stockholders not physically present at a meeting of stockholders may, by means of remote communication:
(a)    participate in a meeting of stockholders; and
(b)    be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that the Corporation shall implement reasonable measures to (i) verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, and (ii) provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings.
ARTICLE III.

DIRECTORS
1.    RESPONSIBILITY OF DIRECTORS: The affairs and business of the Corporation shall be under the management of its Board of Directors and such officers and agents as the Board of Directors may elect and employ.
2.    NUMBER OF DIRECTORS: The Board of Directors shall consist of twelve (12) directors. The Board of Directors shall have the power to amend this by-law to the extent permitted by law.

3.    NOMINATION AND ELECTION OF DIRECTORS:
(a)    At each annual meeting of stockholders, the stockholders entitled to vote shall elect the directors. Except as provided in Article III, Section 4 hereof, each director shall be elected by a vote of the majority of the votes cast with respect to the director nominee at a meeting of stockholders for the election of directors at which a quorum is present; provided, that if the number of director nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast in such election. For purposes of this Article III, Section 3, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.
(b)    Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the procedures set forth in Article II, Section 3(b) and this Article III, Section 3 as to such nomination.
(c)    No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Article III, Section 3. Nominations of persons for election to the Board of Directors may be made (1) by the Board of Directors or (2) by any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders who complies with the notice procedures set forth in this Article III, Section 3. The chairman of the applicable meeting of stockholders shall have the sole authority to determine whether a nomination was made in accordance with this Article III, Section 3 and, if any proposed nomination is not in compliance with this Article III, Section 3, declare that such defective nomination be disregarded.
(d)    For stockholder nominations to be properly brought before a stockholder meeting, the stockholder must have given timely written notice thereof to the secretary of the Corporation containing the information set forth in this Article III, Section 3. To be timely, a stockholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation:
(1)    if in connection with an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days before the first anniversary of the date of the Corporation’s last annual meeting of stockholders;
(2)    if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, not later than the close of business on the later of the ninetieth (90th) day prior to the date of the applicable annual meeting and the tenth (10th) day following the day on which public announcement is first made of the date of the applicable annual meeting; or

(3)    with respect to any special meeting of stockholders called for the election of directors, not later than the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders.
In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(e)    Each such stockholder’s notice shall set forth:
(1)    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:
(A)    the name and address, as they appear on the Corporation’s stock transfer books, of such stockholder;
(B)    the name and address of such beneficial owner, if any;
(C)    a representation that such stockholder is a stockholder of record and intends to appear in person at such meeting to nominate the person or persons specified in the notice;
(D)    the class and number of shares of stock of the Corporation beneficially owned, directly or indirectly, by the stockholder and by such beneficial owner, if any;
(E)    any Derivative Instrument directly or indirectly owned beneficially by the stockholder or the beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;
(F)    any proxy, contract, arrangement, understanding, or relationship pursuant to which the stockholder has a right to vote any shares of any security of the Corporation;
(G)    any short interest in any security of the Corporation (for purposes of this Article III, Section 3 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);
(H)    any rights to dividends on the shares of the Corporation owned beneficially by the stockholder or the beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation;
(I)    any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the stockholder or the beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(J)    any performance-related fees (other than an asset-based fee) that the stockholder or the beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice;
(K)    the information required pursuant to Rule 14a-19(b) promulgated under the Exchange Act if the stockholder, such beneficial owner, if any, or any of their respective affiliates, associates or others acting in concert intends to engage in a solicitation in support of director nominees other than the Corporation’s nominees;
(2)    as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors:
(A)    the name, age, business address and, if known, residence address of such person;
(B)    the principal occupation or employment of such person;
(C)    the class and number of shares of stock of the Corporation which are beneficially owned by such person;
(D)    all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
(E)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
(3)    a description of all agreements, arrangements and understandings between the stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the nomination by the stockholder;

(4)    any other information relating to the stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and
(5)    any material interest of the stockholder or the beneficial owner, if any, in such nomination.
(f)    In addition, to be timely, the stockholder notice shall be supplemented or updated if necessary by the stockholder and beneficial owner, if any, so that the information shall be true and correct as of the record date of the applicable meeting and as of the date that is ten (10) business days prior to the meeting, including any adjournment thereof, and such supplement or update shall be delivered to the secretary of the Corporation not later than two (2) business days after each respective date. For the avoidance of doubt, the obligation to update and supplement as set forth in this Article III, Section 3(f) or any other Section of these By-Laws shall not be deemed to extend any applicable deadlines under these By-Laws, cure deficiencies in any notice of nominations or permit a change in the nominees or nominations proposed to be made at a meeting of stockholders.
(g)    The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
(h)    Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the secretary of the Corporation all such information pertaining to such person that is required to be set forth in a stockholder’s notice of nomination.
(i)    In addition to the other requirements of this Article III, Section 3(b) through (h) with respect to any stockholder nomination proposed to be made at a meeting, (i) each stockholder shall also comply with all applicable requirements of state and federal law, including the Exchange Act, with respect to any such nomination or the solicitation of proxies with respect thereto, (ii) no stockholder, beneficial owner, if any, or any of their respective affiliates, associates and other persons acting in concert therewith shall solicit proxies in support of any nominees other than the nominees of the Board of Directors unless such person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner, and (iii) if such stockholder, beneficial owner, if any, or any of their respective affiliates, representatives or others acting in concert therewith (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act as required by Article III, Section 3(e)(1)(K) and (2) subsequently fails to comply with any of the requirements of Rule 14a-19 promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Corporation, if any stockholder, beneficial owner, if any, or any of their respective affiliates, associates and other persons acting in concert therewith provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that such stockholder, beneficial owner, if any, and any of their respective affiliates, associates or other persons acting in concert therewith have met the requirements of Rule 14a-19 promulgated under the Exchange Act. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
(j)    To be eligible to be a director of the Corporation, a person must deliver, prior to the time such person is to begin service as a director to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary of the Corporation upon written request), and a written representation and agreement (in the form provided by the secretary of the Corporation upon written request) that such person (1) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) will abide by the requirements of the Corporate Governance Guidelines and any other policies applicable to the Corporation’s directors, including any resignation policy adopted by the Board of Directors in connection with majority voting, if applicable.
(k)    Subject to the terms and conditions set forth in these By-Laws, the Corporation shall include in its proxy statement for annual meetings of stockholders the name, together with the Required Information (as required below), of each qualifying person nominated for election (each, a “Stockholder Nominee”) to the Board of Directors by a stockholder or group of stockholders that satisfy the requirements of this Article III, Section 3(k), including without limitation qualifying as an Eligible Stockholder (as defined below) and that expressly elects at the time of providing the written notice required by this Article III, Section 3(k) (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy statement pursuant to this Article III, Section 3(k).
(1)    For the purposes of this Article III, Section 3(k):
(A)    “Voting Stock” shall mean outstanding shares of stock of the Corporation entitled to vote generally for the election of directors as required by the Articles of Incorporation.
(B)    “Constituent Holder” shall mean any (i) stockholder, (ii) fund included within two (2) or more funds that are part of the same family of funds by virtue of being under common management and investment control, under common management and sponsored primarily by the same employer or a “group of investment companies” (as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) (a “Qualifying Fund”) or (iii) beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Required Shares (as defined below) or qualifying as an Eligible Stockholder (as defined below);

(C)    “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), provided, however, the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and
(D)    a stockholder (including any Constituent Holder) shall be deemed to own only those outstanding shares of Voting Stock as to which the stockholder itself (or such Constituent Holder itself) possesses both (a) the full voting and investment rights and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares, cash or other consideration, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or Constituent Holder’s (or either’s affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or Constituent Holder (or either’s affiliate). A stockholder (including any Constituent Holder) shall be deemed to own shares held in the name of a nominee or other intermediary so long as the stockholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. For purposes of this Article III, Section 3(k), a stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares so long as such stockholder retains the power to recall such shares on no greater than five (5) business days’ notice and has recalled such loaned shares as of the record date of the annual meeting of stockholders (and holds any voting power over such shares) or has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement, so long as such delegation is revocable at any time by the stockholder.

(2)    For purposes of this Article III, Section 3(k), the “Required Information” that the Corporation will include in its proxy statement is (A) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (B) if the Eligible Stockholder so elects, a Statement (as defined below). The Corporation shall also include the name of the Stockholder Nominee in its proxy card. Any other provision of these By-Laws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statement(s) or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.
(3)    To be timely, a stockholder’s Proxy Access Notice must be received by the secretary of the Corporation at the principal executive offices of the Corporation within the time periods applicable to stockholder nominations pursuant to Article III, Section 3(d). Neither an adjournment nor a postponement of an annual meeting (or an announcement thereof) shall begin a new time period for delivering a Proxy Access Notice.
(4)    The maximum number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy statement pursuant to this Article III, Section 3(k) but are either subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees or otherwise appoint to the Board of Directors) appearing in the Corporation’s proxy statement pursuant to this Article III, Section 3(k) with respect to an annual meeting of stockholders shall not exceed the greater of (x) two (2) directors or (y) the largest whole number that does not exceed twenty-five per cent (25%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Article III, Section 3(k) (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:
(A)    the number of directors in office or director candidates for whom access to the Corporation’s proxy statement was previously provided pursuant to this Article III, Section 3(k), other than (x) any such director referred to in this clause (A) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office and (y) any such director who at the time of such annual meeting will have served as a director continuously as a nominee of the Board of Directors for at least two (2) successive annual terms;
(B)    the number of such director candidates for which the Corporation shall have received one or more stockholder notices nominating director candidates pursuant to Article III, Section 3(d), provided, however, the reduction provided for in this subsection (B) shall not apply if its application would reduce the Permitted Number below one (1); and

(C)    the number of directors in office or director candidates that in either case were elected or appointed to the Board of Directors or will be included in the Corporation’s proxy statement with respect to such annual meeting as an unopposed (by the Corporation) nominee, pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, from the Corporation), other than (x) any such director referred to in this clause (C) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office and (y) any such director who at the time of such annual meeting will have served as a director continuously as a nominee of the Board of Directors for at least two (2) successive annual terms; provided, further, in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this Article III, Section 3(k) shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Stockholder Nominees pursuant to this Article III, Section 3(k) for an annual meeting of stockholders exceeds the Permitted Number, then the highest ranking qualifying Stockholder Nominee from each Eligible Stockholder will be selected by the Corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Stockholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
(5)    An “Eligible Stockholder” is one or more stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Article III, Section 3(k), and as of the record date for the determination of stockholders entitled to notice and to vote at the annual meeting, at least three per cent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Article III, Section 3(k) and no stockholder may be a member of more than one group constituting an Eligible Stockholder. Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three (3)-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(6)    No later than the final date when a Proxy Access Notice pursuant to this Article III, Section 3(k) may be timely delivered to the secretary, an Eligible Stockholder (including each Constituent Holder) must provide the information required by Article III, Section 3(e) to the secretary of the Corporation and also provide the following information in writing to the secretary:
(A)    with respect to each Constituent Holder, the name and address of, and number of shares of Voting Stock owned by, such person;
(B)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:
a.    within ten (10) days after the record date of the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and
b.    immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;
(C)    a representation that such person:
a.    acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have any such intent;
b.    has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Article III, Section 3(k);
c.    has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the Corporation in support of the election of any individual as a director at the annual meeting other than in support of its Stockholder Nominee(s) or a nominee of the Board of Directors;

d.    will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation; and
e.    will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Article III, Section 3(k);
(D)    in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and
(E)    an undertaking that such person agrees to:
a.    assume all liability stemming from, and indemnify and hold harmless the Corporation and its affiliates and each of its and their directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or its affiliates or any of its or their directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, in each case in connection with or relating to the nomination of, or efforts to elect, the Stockholder Nominee;
b.    promptly provide to the Corporation such other information as the Corporation may reasonably request; and
c.    file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the Corporation relating to the annual meeting at which the Stockholder Nominee will be nominated.
In addition, no later than the final date when a Proxy Access Notice pursuant to this Article III, Section 3(k) may be timely delivered to the secretary, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by this Article III, Section 3(k) to be provided to the Corporation must be further updated and supplemented (through receipt by the secretary) if necessary so that the information shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and the secretary must receive, at the principal executive offices of the Corporation, such update and supplement not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.
(7)    The Eligible Stockholder may provide to the secretary, at the time the information required by this Article III, Section 3(k) is originally provided, a single written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words per Stockholder Nominee, in support of the candidacy of such Eligible Stockholder’s Stockholder Nominee(s) (the “Statement”). Notwithstanding anything to the contrary contained in this Article III, Section 3(k), the Corporation may omit from its proxy statement any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, directly or indirectly without factual foundation impugns the character, integrity or personal reputation of or makes charges concerning improper, illegal or immoral conduct or associations with respect to any person or would violate any applicable law or regulation.
(8)    No later than the final date when a Proxy Access Notice pursuant to this Article III, Section 3(k) may be timely delivered to the secretary, each Stockholder Nominee must provide to the secretary the information required in Article III, Section 3(e), a completed and executed questionnaire, representation and agreement as required by Article III, Section 3(i), and also:
(A)    provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card with respect to the Corporation) as a nominee and to serving as a director of the Corporation if elected and that such Stockholder Nominee will promptly provide to the Corporation such other information as the Corporation may reasonably request; and
(B)    provide such additional information as necessary to permit the Board of Directors to determine if any of the matters referred to in subsection (10) below apply and to determine if such Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines or is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any such defect.
Any proposed Stockholder Nominee shall also furnish any information, in addition to that required above, to the Corporation as it may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or as otherwise requested pursuant to Article III, Section 3(g).
(9)    Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Article III, Section 3(k) or any other provision of these By-Laws, the Articles of Incorporation or other applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders.
(10)    The Corporation shall not be required to include, pursuant to this Article III, Section 3(k), a Stockholder Nominee in its proxy statement for any annual meeting of stockholders, or if the proxy statement already has been filed, to allow the nomination (or vote with respect to) a Stockholder Nominee (and may declare such nomination ineligible), notwithstanding that proxies in respect of such vote may have been received by the Corporation:
(A)    who is not independent under the listing standards of the principal United States exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors or who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule) or who is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision), in each case as determined by the Board of Directors;
(B)    whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By-Laws, the Articles of Incorporation, the rules and listing standards of the principal United States exchange upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation;

(C)    who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or who is a subject of a pending criminal proceeding (other than in connection with traffic violations and other similar minor offenses), has been convicted in a criminal proceeding within the past ten (10) years or is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;
(D)    if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Article III, Section 3(k) or any agreement, representation or undertaking required by this Article III, Section 3(k); or
(E)    if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.
(l)    Except as provided in Article III, Section 3(k), or to the extent provided by Rule 14a-19 promulgated under the Exchange Act with respect to a nomination made by a stockholder pursuant to Article III, Section 3(c) and that otherwise complies with the applicable provisions of these By-Laws, nothing in these By-Laws shall be construed to grant any stockholder the right to include or have disseminated or described in the Corporation’s proxy statement any such nomination of director or directors. Nothing in these By-Laws shall be deemed to affect any rights of the holders of any series of Preferred Stock if and to the extent provided for under law, the Articles of Incorporation or these By-Laws.
4.    DIRECTORS’ TERMS: No decrease in the number of directors shall have the effect of changing the term of any incumbent director. Unless a director resigns or is removed by no less than a majority of the votes of all shares entitled to be cast at an election of directors as required by the Articles of Incorporation, every director shall hold office for the term elected or until a successor shall have been elected. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.
5.    DIRECTORS’ MEETINGS: The annual meeting of the directors shall be held immediately after the annual meeting of the stockholders. The Board of Directors, as soon as may be convenient after the annual meeting of the stockholders at which such directors are elected, shall elect the officers of the Corporation as provided in Article V, Section 2 hereof. Special meetings may be called by any director by giving notice of the time and place in accordance with Article III, Section 7. Meetings of the Board of Directors (or any committee of the Board) may be held by telephone or similar communication equipment whereby all persons participating in the meeting can hear each other, at such time as may be prescribed, upon call of any director.

6.    QUORUM AND MANNER OF ACTING: Except where otherwise provided by law, a quorum shall be a majority of the directors, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time until a quorum be had. Notice of any such adjourned meeting need not be given. Action may be taken by the directors or a committee of the Board of Directors without a meeting if a written consent setting forth the action, shall be signed by all of the directors or committee members either before or after such action. Such consent shall have the same force and effect as a unanimous vote.
7.    NOTICE OF MEETING: At the annual meeting of the Board of Directors each year and at any meeting thereafter, the Board shall designate the dates, times and places of regular meetings of the Board for the ensuing calendar year, and no notice of any kind need be given thereafter with respect to such regular meetings. Notice of any special meeting of the Board shall be by oral (in person or by telephone), electronic or written notice duly given to each director not less than twenty-four (24) hours before the date of the proposed meeting.
8.    WAIVER OF NOTICE: Whenever any notice is required to be given to a director of any meeting for any purpose under the provisions of law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless he at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
9.    COMPENSATION: Directors shall not receive a stated salary for their services, but directors may be paid a fixed sum and expenses for attendance at any regular or special meeting of the Board of Directors or any meeting of any committee and such other compensation as the Board of Directors shall determine. A director may serve or be employed by the Corporation in any other capacity and receive compensation therefor.
10.    DIRECTOR EMERITUS: The Board may appoint to the position of Director Emeritus any retiring director who has served not less than three (3) years as a director of the Corporation. Such person so appointed shall have the title of “Director Emeritus” and shall be entitled to receive notice of, and to attend all meetings of the Board, but shall not in fact be a director, shall not be entitled to vote, shall not be counted in determining a quorum of the Board and shall not have any of the duties or liabilities of a director under law.
11.    COMMITTEES: In addition to the executive committee authorized by Article IV of these By-Laws, other committees, consisting of two (2) or more directors, may be designated by the Board of Directors by a resolution adopted by the greater number of a majority of all directors in office at the time the action is being taken or the number of directors required to take action under Article III, Section 6 hereof. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by law.

ARTICLE IV.

EXECUTIVE COMMITTEE
1.    HOW CONSTITUTED AND POWERS: The Board of Directors, by resolution adopted pursuant to Article III, Section 11 hereof, may designate, in addition to the chairman of the Board of Directors, one or more directors to constitute an executive committee, who shall serve during the pleasure of the Board of Directors. The executive committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all of the authority of the Board of Directors.
2.    ORGANIZATION, ETC.: The executive committee may choose a chairman and secretary. The executive committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.
3.    MEETINGS: Meetings of the executive committee may be called by any member of the committee. Notice of each such meeting, which need not specify the business to be transacted thereat, shall be mailed to each member of the committee, addressed to his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held or shall be sent to such place by telegraph, telex or telecopy or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.
4.    QUORUM AND MANNER OF ACTING: A majority of the executive committee shall constitute a quorum for transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the executive committee. The members of the executive committee shall act only as a committee, and the individual members shall have no powers as such.
5.    REMOVAL: Any member of the executive committee may be removed, with or without cause, at any time, by the Board of Directors.
6.    VACANCIES: Any vacancy in the executive committee shall be filled by the Board of Directors.
ARTICLE V.

OFFICERS
1.    NUMBER: The officers of the Corporation shall be a chairman of the Board of Directors, a president and chief executive officer, a vice chairman of the Board of Directors, one or more vice presidents (one or more of whom may be designated executive vice president or senior vice president), a chief financial officer, a treasurer, a controller, a secretary, one or more assistant treasurers, assistant controllers and assistant secretaries and such other officers as may from time to time be chosen by the Board of Directors. Any two or more offices may be held by the same person. The Board of Directors, in its discretion, may also designate “chief officers” of certain functions in addition to chief executive officer and chief financial officer, and such officers shall be deemed to be vice presidents for purposes of these By-Laws.

2.    ELECTION, TERM OF OFFICE AND QUALIFICATIONS: All officers of the Corporation shall be chosen annually by the Board of Directors, and each officer shall hold office until his successor shall have been duly chosen and qualified or until he shall resign or shall have been removed in the manner hereinafter provided. The chairman of the Board of Directors, the chief executive officer, and the vice chairman of the Board of Directors shall be chosen from among the directors.
3.    VACANCIES: If any vacancy shall occur among the officers of the Corporation, such vacancy shall be filled by the Board of Directors.
4.    OTHER OFFICERS, AGENTS AND EMPLOYEES – THEIR POWERS AND DUTIES: The Board of Directors may from time to time appoint such other officers as the Board of Directors may deem necessary, to hold office for such time as may be designated by it or during its pleasure, and the Board of Directors or the chairman of the Board of Directors may appoint, from time to time, such agents and employees of the Corporation as may be deemed proper, and may authorize any officers to appoint and remove agents and employees. The Board of Directors or the chairman of the Board of Directors may from time to time prescribe the powers and duties of such other officers, agents and employees of the Corporation.
5.    REMOVAL: Any officer, agent or employee of the Corporation may be removed, either with or without cause, by a vote of a majority of the Board of Directors or, in the case of any agent or employee not appointed by the Board of Directors, by a superior officer upon whom such power of removal may be conferred by the Board of Directors or the chairman of the Board of Directors.
6.    CHAIRMAN OF THE BOARD OF DIRECTORS: The chairman of the Board of Directors shall preside at meetings of the stockholders and of the Board of Directors and shall be a member of the executive committee. If the Corporation designates the chairman as an executive chairman, the executive chairman shall be the senior-most executive of the Corporation and the chief executive officer shall report to the executive chairman. The executive chairman shall be responsible for such management and control of the business and affairs of the Corporation as shall be determined by the Board of Directors. The chairman of the Board shall, in consultation with the vice chairman of the Board and, if one exists, the lead independent director, determine the agenda, schedule and meeting materials for meeting of the Board of Directors and guide Board discussions and facilitate discussions between the Board of Directors and management, and interact with analysts, investors, employees and other key constituents. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall from time to time report to the Board of Directors on matters within his knowledge which the interests of the Corporation may require be brought to its notice. The chairman of the Board shall keep the vice chairman and, if one exists, the lead independent director, of the Board informed, and shall consult with the vice chairman and, if one exists, the lead independent director, as to material internal and external discussions the chairman has, and material developments the chairman learns, about the Corporation and the Board of Directors. He shall do and perform such other duties from time to time as may be assigned to him by the Board of Directors.
7.    CHIEF EXECUTIVE OFFICER: In the absence of the chairman, the vice chairman of the Board of Directors and the lead independent director, the chief executive officer shall preside at meetings of the Board of Directors. The chief executive officer shall be responsible to the chairman of the Board of Directors and, subject to the chairman, shall be responsible for the general management and control of the business and affairs of the Corporation and shall devote himself to the Corporation’s operations under the basic policies set by the Board of Directors. He shall from time to time report to the chairman on matters within his knowledge which the interests of the Corporation may require be brought to the chairman’s notice. In the absence of the chairman and the vice chairman of the Board of Directors, he shall have all of the powers and the duties of the chairman of the Board of Directors. He shall do and perform such other duties from time to time as may be assigned to him by chairman.
8.    PRESIDENT: The president shall perform such duties and have such powers relative to the business and affairs of the Corporation as may be assigned to him by the Board of Directors. The offices of president and chief executive officer may be held by the same or separate persons, each having the powers and duties hereunder as determined by the Board of Directors. In the event that such offices are held by separate persons, the chief executive officer shall be the more senior ranked officer with respect to exercising the powers and duties under these By-Laws.
9.    VICE CHAIRMAN OF THE BOARD OF DIRECTORS: The Board of Directors shall designate a vice chairman of the Board of Directors. In the absence or inability to act of the chairman of the Board of Directors, the vice chairman of the Board of Directors shall preside at meetings of the stockholders and of the Board of Directors and shall have the powers and discharge the duties of the chairman of the Board of Directors; provided, that the vice chairman may, at his election, designate the lead independent director to preside at such meetings and discharge such duties. The vice chairman of the Board of Directors shall be responsible to the chairman of the Board of Directors. The vice chairman of the Board of Directors shall from time to time report to the chairman of the Board of Directors on matters within his knowledge which the interests of the Corporation may require be brought to his notice. The vice chairman shall keep the chairman informed, and shall consult with the chairman as to material internal and external discussions the vice chairman has, and material developments the vice chairman learns, about the Corporation and the Board of Directors. The vice chairman shall consult with, advise and assist the chairman in the performance of the duties of the chairman. The vice chairman shall provide input on the agenda, schedules and meeting materials for meetings with the Board of Directors; assist in guiding board discussions and in consultation with the chairman, facilitate communication between the Board of Directors and management; and in consultation with the chairman, interact with analysts, investors, employees and other key constituents.
10.    VICE PRESIDENTS: The vice presidents of the Corporation shall assist the chairman of the Board of Directors, chief executive officer, the president and the vice chairman of the Board of Directors in carrying out their respective duties and shall perform those duties which may from time to time be assigned to them.
11.    TREASURER: The treasurer shall have charge of the funds, securities, receipts and disbursements of the Corporation. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may from time to time designate. He shall render to the Board of Directors, the chairman of the Board of Directors, the chief executive officer, the president, the vice chairman of the Board of Directors, and the chief financial officer, whenever required by any of them, an account of all of his transactions as treasurer. If required, he shall give a bond in such sum as the Board of Directors may designate, conditioned upon the faithful performance of the duties of his office and the restoration to the Corporation at the expiration of his term of office or in case of his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession or under his control belonging to the Corporation. He shall perform such other duties as from time to time may be assigned to him.

12.    ASSISTANT TREASURERS: In the absence or disability of the treasurer, one or more assistant treasurers shall perform all the duties of the treasurer and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the treasurer. Each assistant treasurer shall also perform such other duties as from time to time may be assigned to him.
13.    SECRETARY: The secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in a book or books kept for that purpose and shall be responsible for authenticating records of the Corporation. He shall keep in safe custody the seal of the Corporation, and shall affix such seal to any instrument requiring it. The secretary shall have charge of such books and papers as the Board of Directors may direct. He shall attend to the giving and serving of all notices of the Corporation and shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors, the chairman of the Board of Directors, the chief executive officer, the president or the vice chairman of the Board of Directors may from time to time prescribe.
14.    ASSISTANT SECRETARIES: In the absence or disability of the secretary, one or more assistant secretaries shall perform all of the duties of the secretary and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the secretary. Each assistant secretary shall also perform such other duties as from time to time may be assigned to him.
15.    CONTROLLER: The controller shall be administrative head of the controller’s department. He shall be in charge of all functions relating to accounting and the preparation and analysis of budgets and statistical reports and shall establish, through appropriate channels, recording and reporting procedures and standards pertaining to such matters. He shall report to the chief financial officer and shall aid in developing internal corporate policies whereby the business of the Corporation shall be conducted with the maximum safety, efficiency and economy, and he shall be available to all departments of the Corporation for advice and guidance in the interpretation and application of policies which are within the scope of his authority. He shall perform such other duties as from time to time may be assigned to him.
16.    ASSISTANT CONTROLLERS: In the absence or disability of the controller, one or more assistant controllers shall perform all of the duties of the controller and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the controller. Each assistant controller shall also perform such other duties as from time to time may be assigned to him.

17.    LEAD INDEPENDENT DIRECTOR: In the event that the chairman of the Board of Directors is not an independent director, the Board of Directors may designate a lead independent director. The lead independent director shall have the powers and duties hereunder as determined by the Board of Directors from time to time, including any such authorities as may be established under the Corporate Governance Guidelines. In the absence or inability to act of the chairman and vice chairman of the Board of Directors or if designated by the vice chairman in accordance with these By-Laws, the lead independent director shall preside at meetings of the stockholders and of the Board of Directors and shall have the powers and discharge the duties of the chairman of the Board of Directors. The lead independent director shall confer regularly with the chairman of the Board of Directors, the vice chairman of the Board of Directors and the chief executive officer as to material internal and external discussions the lead independent director has, and material developments the lead independent director learns, about the Corporation and the Board of Directors. The lead independent director shall set the agenda for and preside over executive sessions of solely independent directors, and shall have the power to call meetings of the independent directors.
ARTICLE VI.

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
1.    CONTRACTS: The chairman of the Board of Directors, the chief executive officer, the president, the vice chairman of the Board of Directors, any vice president, the treasurer and such other persons as the chairman of the Board of Directors may authorize shall have the power to execute any contract or other instrument on behalf of the Corporation; no other officer, agent or employee shall, unless otherwise provided in these By-Laws, have any power or authority to bind the Corporation by any contract or acknowledgement, or pledge its credit or render it liable pecuniarily for any purpose or to any amount.
2.    LOANS: The chairman of the Board of Directors, the chief executive officer, the president, the vice chairman of the Board of Directors, the executive vice president, the treasurer and such other persons as the Board of Directors may authorize shall have the power to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any corporation, firm or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, as security for the payment of any and all loans, advances, indebtedness and liability of the Corporation, may pledge, hypothecate or transfer any and all stock, securities and other personal property at any time held by the Corporation, and to that end endorse, assign and deliver the same.
3.    VOTING OF STOCK HELD: The chairman of the Board of Directors, the chief executive officer, the president, the vice chairman of the Board of Directors, any vice president or the secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast the votes that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any other such corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper in the premises; or the chairman of the Board of Directors, the chief executive officer, the president, the vice chairman of the Board of Directors, any vice president or the secretary may himself attend any meeting of the holders of stock or other securities of such other corporation and thereat vote or exercise any and all powers of the Corporation as the holder of such stock or other securities of such other corporation.

4.    COMPENSATION: The compensation of all officers of the Corporation shall be fixed by the Board of Directors.
ARTICLE VII.

EVIDENCE OF SHARES
1.    FORM: Shares of the Corporation’s stock shall, when fully paid, be evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Alternatively, the Board of Directors may authorize the issuance of some or all shares of stock without certificates. In such event, within a reasonable time after issuance, the Corporation shall mail to the stockholder a written confirmation of its records with respect to such shares containing the information required by law. When issued, the certificates of stock of the Corporation shall be numbered and entered in the books of the Corporation as they are issued; they shall be signed manually or by the use of a facsimile signature, (i) by the chairman of the Board of Directors, by the chief executive officer, by the president, or by a vice president designated by the Board of Directors and (ii) countersigned by the secretary or an assistant secretary; and they shall bear the corporate seal or a facsimile thereof. The Board of Directors of the Corporation may issue scrip in registered or bearer form, which shall entitle the holder to receive a certificate for a full share. Scrip shall not entitle the holder to exercise voting rights or to receive dividends thereon or to participate in any of the assets of the Corporation in the event of liquidation. The Board may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date or subject to any other conditions that it may deem advisable. Fractional may also be issued.
2.    LOST CERTIFICATES: The chief executive officer, president or secretary may direct a new certificate or certificates to be issued in place of any lost or destroyed certificate or certificates previously issued by the Corporation if the person or persons who claim the certificate or certificates make an affidavit stating the certificates of stock have been lost or destroyed. When authorizing the issuance of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the legal representative, to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond, in such sum as the Corporation may direct, to indemnify the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.
3.    TRANSFER OF STOCK: Upon surrender to the Corporation, or to the transfer agent of the Corporation, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

4.    REGISTERED STOCKHOLDERS: The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person. The Corporation shall not be liable for registering any transfer of shares which are registered in the name of a fiduciary unless done with actual knowledge of facts which would cause the Corporation’s action in registering the transfer to amount to bad faith.
ARTICLE VIII.

MISCELLANEOUS
1.    NOTICES: Each stockholder, director and officer shall furnish in writing to the secretary of the Corporation the address to which notices of every kind may be delivered or mailed. If such person fails to furnish an address, and the Post Office advises the Corporation that the address furnished is no longer the correct address, the Corporation shall not be required to deliver or mail any notice to such person. Whenever notice is required by applicable law, the Articles of Incorporation or these By-Laws, a written waiver of such notice signed before or after the time stated in the waiver or, in the case of a meeting, the attendance, of a stockholder or director (except for the sole purpose of objecting) or, in the case of a unanimous consent, the signing of the consent, shall be deemed a waiver of notice.
2.    REGISTERED OFFICE AND AGENT: The Corporation shall at all times have a registered office and a registered agent.
3.    CORPORATE RECORDS: The Corporation shall keep correct and complete books and records of accounts and minutes of the stockholders’ and directors’ meetings, and shall keep at its registered office or principal place of business, or at the office of its transfer agent, if any, a record of its stockholders, including the names and addresses of all stockholders and the number, class, and series of the shares held by each. Any person who shall have been a stockholder of record for at least six months immediately preceding demand, or who shall be the holder of record of a least five per cent (5%) of all the outstanding shares of the Corporation, upon written request stating the purpose therefor, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account of the Corporation, minutes and record of stockholders, and to make copies or extracts therefrom.
4.    REQUIREMENT FOR FINANCIAL STATEMENT: Upon the written request of any stockholder, the Corporation shall mail to the stockholder its most recent published financial statement.
5.    SEAL: The seal of the Corporation shall be a flat faced circular die containing the word “SEAL” in the center and the name of the Corporation around the circumference.

6.    AMENDMENT OF BY-LAWS: The power to alter, amend or repeal the By-Laws or adopt new By-Laws shall be vested in the Board of Directors, but By-Laws made by the Board of Directors may be repealed or changed or new By-Laws adopted by the stockholders and the stockholders may prescribe that any By-Law adopted by them may not be altered, amended or repealed by the Board of Directors.
7.    FISCAL YEAR: The fiscal year of the Corporation shall be established by resolution of the Board of Directors and may be changed from time to time.
8.    GENERAL: Any matters not specifically covered by these By-Laws shall be governed by the applicable provisions of the Code of Virginia in force at the time.
ARTICLE IX.

EMERGENCY BY-LAWS
If a quorum of the Board of Directors cannot readily be assembled because of a catastrophic event, and only in such event, these By-Laws shall, without further action by the Board of Directors, be deemed to have been amended for the duration of such emergency, as follows:
1.    The third sentence of Section 5, Article III shall read as follows:
Special meetings of the Board of Directors (or any committee of the Board) shall be held whenever called by order of any director or of any person having the powers and duties of the chairman of the Board of Directors, the chief executive officer, the president or the vice chairman of the Board of Directors.
2.    Section 6, Article III shall read as follows:
The directors present at any regular or special meeting called in accordance with these By-Laws shall constitute a quorum for the transaction of business at such meeting, and the action of a majority of such directors shall be the act of the Board of Directors, provided, however, that in the event that only one director is present at any such meeting no action except the election of directors shall be taken until at least two additional directors have been elected and are in attendance.
ARTICLE X.

EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the federal and state courts in the Commonwealth of Virginia shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of duty owed by any current or former director, officer, employee, stockholder or agent of the Corporation to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of duty, (iii) any action asserting a claim arising pursuant to any provision of the Virginia Stock Corporation Act, the Articles of Incorporation or these By-Laws (in each case, as may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these By-Laws (in each case, as may be amended from time to time), including any right, obligation, or remedy thereunder, (v) any action or proceeding regarding indemnification or advancement or reimbursement of expenses arising out of the Articles of Incorporation, these By-Laws or otherwise, unless the Corporation and the party bringing such action or proceeding have entered into a written agreement providing for any other forum or dispute resolution process, in which case such action or proceeding shall be subject to such written agreement, (vi) any action asserting a claim governed by the internal affairs doctrine or (vii) any action asserting one or more “internal corporate claims,” as that term is defined in subsection C of Section 13.1-624 of the Virginia Stock Corporation Act, in all cases to the fullest extent permitted by law and subject to one of the courts having personal jurisdiction over the indispensable parties named as defendants. To the extent that the federal or state courts in the Commonwealth of Virginia do not have personal jurisdiction over the indispensable parties named as defendants, such parties must be given a reasonable opportunity to consent to such jurisdiction before any action or proceeding may be brought or maintained in any other court. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 (a “Securities Act Complaint”).
If any action the subject matter of which is within the scope of this Article X is filed in a court other than a federal or state court located within the Commonwealth of Virginia or, in the case of a Securities Act Complaint, a federal district court of the United States of America (a “Foreign Action”) by or in the name of any stockholder (including any beneficial owner), such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the federal and state courts located within the Commonwealth of Virginia in connection with any action brought in any such court to enforce the provisions of this Article X and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby. Failure to enforce the provisions of this Article X would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the provisions of this Article X. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth in this Article X with respect to any current or future actions or proceedings.